Exhibit 99.1

Castle Biosciences Reports Fourth Quarter and Full-Year 2022 Results

Full-year 2022 revenue was up 46% over 2021 to $137 million, meeting top end of guided range
Delivered 44,419 total test reports in 2022, an increase of 58% compared to 2021
Full-year 2023 revenue is expected to be between $170-180 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas- Feb. 28, 2023--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the fourth quarter and twelve months ended Dec. 31, 2022.
“In 2022, we delivered strong year-over-year growth in revenue and test report volume, reflecting solid execution by our Castle team,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “Further, we believe our success continues to lay the foundation for future growth in 2023 and beyond. We are pleased to provide our financial outlook for 2023, expecting between $170-180 million in total revenue.
“We expect continued progress on our growth initiatives in 2023, including expanded evidence development supporting our proprietary commercial and pipeline tests and the continued integrations of our acquired franchises--gastroenterology and mental health--which we expect to contribute to achieving our 2025 financial targets of total revenue between $255-330 million and net operating cash flow positivity.”
Twelve Months Ended Dec. 31, 2022, Financial and Operational Highlights
•Revenues were $137.0 million, a 46% increase compared to $94.1 million during 2021. Included in revenues for the year were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the twelve months ended Dec. 31, 2022, were $2.0 million of net negative revenue adjustments, compared to $3.3 million of net positive revenue adjustments for 2021.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $139.0 million, a 53% increase, compared to $90.8 million for 2021.
•Total test reports delivered in 2022 were 44,419, a 58% increase compared to 28,145 in 2021:
◦DecisionDx®-Melanoma test reports delivered in 2022 were 27,803, compared to 20,328 in 2021, an increase of 37%.
◦DecisionDx®-SCC test reports delivered in 2022 were 5,967, compared to 3,510 in 2021, an increase of 70%.
◦MyPath® Melanoma and DiffDx®-Melanoma diagnostic gene expression profile (GEP) aggregate test reports delivered in 2022 were 3,561, compared to 2,662 in 2021, an increase of 34%.
◦DecisionDx®-UM test reports delivered in 2022 were 1,711, compared to 1,618 in 2021, an increase of 6%.
◦TissueCypher® Barrett’s Esophagus test reports delivered in 2022 were 2,128, compared to 27 in 2021.
◦IDgenetix® test reports delivered in 2022 were 3,249. No test reports were delivered by Castle in 2021.
•Gross margin for 2022 was 71%, and adjusted gross margin for 2022 was 77%.
•Operating cash flow was $(41.7) million, compared to $(19.0) million for 2021, and adjusted operating cash flow was $(41.7) million, compared to $(12.5) million in 2021.
•Net loss for 2022, which includes non-cash stock-based compensation expense of $36.3 million, was $(67.1) million, compared to $(31.3) million for 2021.
•Adjusted EBITDA for 2022 was $(42.6) million, compared to $(14.9) million in 2021.

Cash, Cash Equivalents and Marketable Investment Securities

As of Dec. 31, 2022, the Company’s cash, cash equivalents and marketable investment securities totaled $258.6 million.

Fourth Quarter Ended Dec. 31, 2022, Financial and Operational Highlights
•Revenues were $38.3 million, a 53% increase compared to $25.0 million during the same period in 2021. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These prior period revenue adjustments for the quarter ended Dec. 31, 2022, were $0.8 million of net positive revenue adjustments, compared to $0.8 million of net negative revenue adjustments for the same period in 2021.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $37.5 million, a 45% increase compared to $25.8 million for the same period in 2021.
•Delivered 12,644 total test reports in the fourth quarter of 2022, an increase of 53% compared to 8,269 in the same period of 2021:
◦DecisionDx-Melanoma test reports delivered in the quarter were 7,301, compared to 5,635 in the fourth quarter of 2021, an increase of 30%.
◦DecisionDx-SCC test reports delivered in the quarter were 1,845, compared to 1,265 in the fourth quarter of 2021, an increase of 46%.
◦MyPath Melanoma and DiffDx-Melanoma diagnostic GEP aggregate test reports delivered in the quarter were 822, compared to 904 in the fourth quarter of 2021, a decrease of 9%.
◦DecisionDx-UM test reports delivered in the quarter were 432, compared to 438 in the fourth quarter of 2021, a decrease of 1%.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 1,030, compared to 27 in the fourth quarter of 2021.
◦IDgenetix test reports delivered in the quarter were 1,214. No test reports were delivered by Castle in the fourth quarter of 2021.
•Gross margin for the quarter ended Dec. 31, 2022, was 69%, and adjusted gross margin was 75%.
•Operating cash flow was $(6.0) million, compared to $(2.8) million for the same period in 2021, and adjusted operating cash flow was $(6.0) million, compared to $0.2 million for the same period in 2021.
•Net loss for the fourth quarter was $(20.6) million, compared to $(6.4) million for the same period in 2021.
•Adjusted EBITDA for the fourth quarter was $(10.4) million, compared to $(6.9) million for the same period in 2021.

2023 Outlook
•The Company anticipates generating between $170-180 million in total revenue in 2023.

Fourth Quarter and Recent Accomplishments and Highlights
Dermatology
•In November, the Company announced new data showing how its DecisionDx-SCC test can provide objective, independent and significant risk-stratification for cutaneous squamous cell carcinoma (SCC) tumors with uncertainty in differentiation status. The data were shared in an oral presentation given at the American Society of Dermatopathology (ASDP) 59th Annual Meeting by Sarah Estrada, M.D., dermatopathologist with Affiliated Dermatology in Scottsdale, Arizona. These data demonstrate how DecisionDx-SCC can significantly stratify the risk of metastasis in high-risk SCC patients with an ambiguous tumor differentiation status. Additionally, the study shows that incorporating the test’s results into clinical SCC risk assessments improves risk-stratification, which enhances current patient management decisions to improve patient outcomes. See the Company’s news release from November 15, 2022, for more information.

•In October, the Company announced the publication of real-world clinical utility data in Cancer Investigation showing that clinicians are ordering DecisionDx-SCC for the intended high-risk SCC patient population and that use of the test’s results can lead to risk-aligned changes in patient management strategies. The paper, titled “Real-World Evidence Shows Clinicians Appropriately Use the Prognostic 40-GEP Test for High-Risk Cutaneous Squamous Cell Carcinoma (cSCC) Patients,” evaluated metrics from one year of clinical DecisionDx-SCC orders and the test’s impact on real-world risk assessments and treatment decisions. Overall, the study data support the clinical impact that DecisionDx-SCC’s personalized, risk-stratification results can have on patient management plans, including helping avoid the overtreatment of patients and guiding risk-appropriate disease management decisions, alongside traditional risk factor assessments. See the Company’s news release from October 31, 2022, for more information.
•In October, the Company announced new data from two studies demonstrating the potential of DecisionDx-Melanoma and DecisionDx-UM to accurately stratify risk of death from melanoma (cutaneous melanoma (CM) and uveal melanoma (UM), respectively) in a group of real-world, unselected and prospectively tested patients. The studies are part of the Company’s ongoing collaboration with the National Cancer Institute (NCI) to link DecisionDx-Melanoma and DecisionDx-UM clinical testing data with data from the Surveillance, Epidemiology and End Results (SEER) Program’s registries on CM and UM cases, respectively. The data were shared in poster presentations at the 19th International Congress of the Society for Melanoma Research (SMR) in Edinburgh, United Kingdom. See the Company’s news release from October 27, 2022, for more information.
•In October, the Company announced new data from UTILISE (Clinical Utility and Health Outcomes Study), a prospective, multi-center, clinical utility study of DecisionDx-SCC, designed to capture the real-world impact of DecisionDx-SCC test results on the management of patients with SCC and one or more risk factors. This first analysis showed that DecisionDx-SCC test results positively impacted patient management in over 80% of the patients enrolled in the study, consistent with previous clinical utility studies demonstrating that the test’s results can impact risk-appropriate changes in patient management plans, within established guidelines. This data from the UTILISE study was presented during the 2022 Fall Clinical Dermatology Conference through a poster titled, “A prospective clinical utility study demonstrates that physicians use the 40-gene expression profile (40-GEP) to guide clinical management decisions for Medicare-eligible patients with cutaneous squamous cell carcinoma (cSCC).” See the Company’s news release from October 24, 2022, for more information.
•In October, the Company announced new data from its prospective, multicenter DECIDE study in which DecisionDx-Melanoma test results influenced 85% of clinicians’ decisions regarding the sentinel lymph node biopsy (SLNB) surgical procedure, demonstrating the role of the test’s results in guiding risk-aligned patient management decisions. When DecisionDx-Melanoma test results influenced for SLNB, the procedure was performed in 92% of the cases in the study; similarly, when the test result influenced against SLNB, the decision was made to forego SLNB in 70% of cases. This data indicates that the test’s results in conjunction with current guidelines can guide risk-aligned clinical decision-making regarding the SLNB surgical procedure. See the Company’s news release from October 20, 2022, for more information.
Gastroenterology
•In November, the Company announced that the Accreditation Committee of the College of American Pathologists (CAP) had accredited its clinical laboratory facility in Pittsburgh. This achievement followed an on-site inspection as part of the CAP’s Laboratory Accreditation Program. Recognized by the U.S. federal government as being equal to or more stringent than its own inspection program, CAP accreditation is awarded to facilities that meet the highest standards of quality in laboratory services. Once achieved, on-site inspections occur every two years to assess ongoing compliance with the CAP accreditation program requirements. Castle acquired its laboratory in Pittsburgh through the acquisition of Cernostics, Inc. in December 2021, and subsequently initiated ongoing process improvements and laboratory expansion efforts. With this accreditation, all of Castle’s laboratories are now CAP accredited, reflecting the Company’s commitment to high-quality standards and excellence in patient care. See the Company’s news release from November 21, 2022, for more information.
•In October, the Company announced new data showing that the use of TissueCypher Barrett’s Esophagus test results can significantly improve management decisions for Barrett’s esophagus (BE) patients with low-grade dysplasia (LGD) to improve health outcomes. Overall, the study results show that TissueCypher may be used to standardize the management of BE patients with LGD to improve health outcomes, by helping ensure that patients at a high risk of progression receive earlier interventions and by potentially reducing unnecessary use of endoscopic eradication therapy (EET) and endoscopies for lower risk patients. See the Company’s news release from October 25, 2022, for more information.
Uveal Melanoma
•In November, the Company announced the publication of a study completed in collaboration with the Melanoma Research Foundation (MRF) in which most patients diagnosed with uveal melanoma (UM) indicated their desire for prognostic testing at diagnosis, reported finding value in their test result and experienced lower decision regret, regardless of whether their test result indicated that their UM tumor was at a high or low risk of metastasis. The study, titled “Uveal melanoma patient attitudes towards prognostic testing using gene expression profiling,” was published in Melanoma Management. See the Company’s news release from November 17, 2022, for more information.
Corporate
•In November, the Company was named a Houston Chronicle Top Workplace for the second year in a row. More than 70,000 employees from 4,966 companies in the Houston metro area participated in the nomination process, but only 200 companies were named as 2022 Top Workplaces, including Castle. The Top Workplaces program starts with capturing employee feedback on what matters most about a company’s culture through an anonymous survey. The survey measures fifteen drivers of company culture that are critical to an organization’s success, as well as other insights related to a company’s leadership and employee engagement. See the Company’s news release from November 14, 2022, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Tuesday, Feb. 28, 2023, at 4:30 p.m. Eastern time to discuss its fourth quarter and full-year 2022 results and provide a corporate update.

A live webcast of the conference call can be accessed here: or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until March 21, 2023.

To access the live conference call via phone, please dial 844 200 6205 from the United States, or +1 929 526 1599 internationally, at least 10 minutes prior to the start of the call, using the conference ID 223262.

There will be a brief Question & Answer session following management commentary.

Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to net revenues to exclude changes in variable consideration related to test reports delivered in previous periods but not recorded as revenues until a subsequent period. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted Operating Cash Flow excludes the effects of repayments to Medicare of COVID-19 government relief advancements to healthcare providers. Adjusted EBITDA excludes from net loss interest income, interest expense, income tax expense

(benefit), depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration, and acquisition-related transaction costs.

We use Adjusted Revenues, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and cash flow performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. We believe Adjusted Operating Cash Flow is also useful to investors as a supplement to GAAP measures in the assessment of our cash flow performance by removing the effects of COVID-19 government relief payment activity, which we believe are not indicative of our ongoing operations. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance, such as acquisition-related transaction costs. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net cash (used in) provided by operating activities or net loss reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, uveal melanoma, Barrett’s esophagus and mental health conditions. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to predict systemic therapy response in patients with moderate-to-severe psoriasis, atopic dermatitis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, MyPath Melanoma, DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME, DecisionDx-UMSeq, TissueCypher and IDgenetix are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning: our expectations regarding (i) expected total revenue in the range of $255 million to $330 million for the year ending December 31, 2025, (ii) expected total revenue for the year ending December 31, 2023 between $170-180 million, (iii) expected net operating cash flow by 2025, (iv) continued progress on our growth initiatives in 2023, and (v) the potential of (a) DecisionDx-Melanoma test results in conjunction with current guidelines to guide risk-aligned clinical decision-making regarding the SLNB surgical procedure; (b) our TissueCypher test to significantly improve management decisions for BE patients with LGD to improve health outcomes and standardize the management of BE patients with LGD to improve health outcomes, by helping ensure that patients at a high risk of progression receive earlier interventions and by potentially reducing unnecessary use of EET and endoscopies for lower risk patients; (c) our DecisionDx-SCC test to provide objective, independent and significant risk-stratification for cSCC tumors with uncertainty in differentiation status, as well as improve risk-stratification and enhance current patient management decisions to improve patient outcomes and lead to risk-aligned changes in patient management strategies, including helping avoid the overtreatment of patients and guiding risk-appropriate disease management decisions, alongside traditional risk factor assessments; and (d) our DecisionDx-Melanoma and DecisionDx-UM tests to accurately stratify risk of death from melanoma CM and UM, respectively. The words “anticipates,” “believes,” “can,” “could,” “expect,” “may,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: the accuracy of our assumptions and expectations underlying our fiscal 2023 revenue, three-year revenue and other financial targets (including, without limitation, our assumptions or expectations regarding continued reimbursement for our DecisionDx-SCC test at the current rate and reimbursement for our other products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions), the effects of macroeconomic events and conditions, including inflation, the COVID-19 pandemic and geopolitical events, among others, on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the diagnostic and prognostic tests discussed in this press release; actual application of our tests may not provide the aforementioned benefits to patients; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the twelve months ended December 31, 2022, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com
###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
NET REVENUES	$38,338	$25,039	$137,039	$94,085
OPERATING EXPENSES AND OTHER OPERATING INCOME
Cost of sales (exclusive of amortization of acquired intangible assets)	9,520	4,597	32,009	15,822
Research and development	11,309	9,445	44,903	29,646
Selling, general and administrative	38,426	25,160	143,003	86,738
Amortization of acquired intangible assets	2,215	1,008	8,266	1,958
Change in fair value of contingent consideration	(300)	—	(18,287)	—
Total operating expenses, net	61,170	40,210	209,894	134,164
Operating loss	(22,832)	(15,171)	(72,855)	(40,079)
Interest income	2,275	17	3,968	68
Interest expense	(4)	(1)	(17)	(1)
Loss before income taxes	(20,561)	(15,155)	(68,904)	(40,012)
Income tax expense (benefit)	57	(8,725)	(1,766)	(8,720)
Net loss	$(20,618)	$(6,430)	$(67,138)	$(31,292)

Loss per share, basic and diluted	$(0.78)	$(0.25)	$(2.58)	$(1.24)

Weighted-average shares outstanding, basic and diluted	26,400	25,329	26,054	25,137

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,030	$578	$3,755	$2,058
Research and development	2,028	1,256	7,635	4,522
Selling, general and administrative	6,865	5,017	24,931	15,160
Total stock-based compensation expense	$9,923	$6,851	$36,321	$21,740

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Net loss	$(20,618)	$(6,430)	$(67,138)	$(31,292)
Other comprehensive loss:
Net unrealized loss on available-for-sale securities	(192)	—	(381)	—
Comprehensive loss	$(20,810)	$(6,430)	$(67,519)	$(31,292)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$122,948	$329,633
Marketable investment securities	135,677	—
Accounts receivable, net	23,476	17,282
Inventory	3,980	2,021
Prepaid expenses and other current assets	6,207	4,807
Total current assets	292,288	353,743
Long-term accounts receivable, net	1,087	1,308
Property and equipment, net	14,315	9,501
Operating lease assets	12,181	7,383
Goodwill and other intangible assets, net	126,348	88,922
Other assets – long-term	1,110	1,715
Total assets	$447,329	$462,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$4,731	$2,546
Accrued compensation	24,358	15,483
Operating lease liabilities	1,777	1,179
Other accrued and current liabilities	5,262	5,678
Total current liabilities	36,128	24,886
Noncurrent portion of contingent consideration	—	18,287
Noncurrent operating lease liabilities	11,533	6,900
Deferred tax liability	428	635
Other liabilities	90	124
Total liabilities	48,179	50,832
Stockholders’ Equity
Common stock	27	25
Additional paid-in capital	560,409	505,482
Accumulated deficit	(160,905)	(93,767)
Accumulated other comprehensive loss	(381)	—
Total stockholders’ equity	399,150	411,740
Total liabilities and stockholders’ equity	$447,329	$462,572

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(67,138)	$(31,292)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,543	3,407
Stock-based compensation expense	36,321	21,740
Change in fair value of contingent consideration	(18,287)	—
Deferred income taxes	(1,877)	(8,736)
Accretion of discounts on marketable investment securities	(1,368)	—
Other	158	—
Change in operating assets and liabilities:
Accounts receivable	(6,218)	(4,631)
Prepaid expenses and other current assets	(1,224)	617
Inventory	(1,680)	327
Operating lease assets	991	931
Other assets	618	(180)
Accounts payable	582	(182)
Operating lease liabilities	(608)	(852)
Accrued compensation	8,495	6,208
Medicare advance payment	—	(8,350)
Other accrued and current liabilities	(963)	2,286
Other liabilities	—	(276)
Net cash used in operating activities	(41,655)	(18,983)

INVESTING ACTIVITIES
Purchases of property and equipment	(5,632)	(3,483)
Asset acquisitions, net of cash and cash equivalents acquired	547	(63,184)
Acquisition of business, net of cash and cash equivalents acquired	(26,966)	—
Proceeds from sale of property and equipment	195	10
Purchases of marketable investment securities	(134,689)	—
Sales and maturities of marketable investment securities	—	—
Net cash used in investing activities	(166,545)	(66,657)

FINANCING ACTIVITIES
Payment of common stock offering costs	—	(336)
Proceeds from exercise of common stock options	833	4,234
Payment of employees’ taxes on vested restricted stock units	(1,688)	(781)
Proceeds from contributions to the employee stock purchase plan	2,492	2,312
Repayment of principal portion of finance lease liabilities	(122)	(8)
Net cash provided by financing activities	1,515	5,421

NET CHANGE IN CASH AND CASH EQUIVALENTS	(206,685)	(80,219)
Beginning of year	329,633	409,852
End of year	$122,948	$329,633

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenues and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
(in thousands)
Adjusted revenues
Net revenues (GAAP)	$38,338	$25,039	$137,039	$94,085
Revenue associated with test reports delivered in prior periods	(806)	780	1,987	(3,324)
Adjusted revenues (Non-GAAP)	$37,532	$25,819	$139,026	$90,761

Adjusted gross margin
Gross margin (GAAP)[1]	$26,603	$19,434	$96,764	$76,305
Amortization of acquired intangible assets	2,215	1,008	8,266	1,958
Revenue associated with test reports delivered in prior periods	(806)	780	1,987	(3,324)
Adjusted gross margin (Non-GAAP)	$28,012	$21,222	$107,017	$74,939

Gross margin percentage (GAAP)[2]	69.4%	77.6%	70.6%	81.1%
Adjusted gross margin percentage (Non-GAAP)[3]	74.6%	82.2%	77.0%	82.6%
________________________
1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenues (Non-GAAP).

The table below presents the reconciliation of adjusted operating cash flow, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
(in thousands)
Adjusted operating cash flow
Net cash used in operating activities (GAAP)	$(6,000)	$(2,781)	$(41,655)	$(18,983)
Medicare advance payment[1]	—	2,999	—	8,350
HHS provider relief funds[2]	—	—	—	(1,882)
Adjusted operating cash flow (Non-GAAP)	$(6,000)	$218	$(41,655)	$(12,515)
________________________
1.We received an advance payment of $8.3 million from the Centers for Medicare & Medicaid Service (CMS), for which recoupment has commenced in April 2021. We recorded the receipt of the payment as a liability on our balance sheet and, in accordance with GAAP, it was included in net cash provided by (used in) operating activities in the period received. We have excluded receipt of the advance payment from adjusted operating cash flow, but as claims were submitted for reimbursement and applied against this balance, we included the advance payment in adjusted operating cash flow to the extent that Medicare claims submitted for reimbursement were applied to the balance.
2.We received a one-time payment of $1.9 million in relief funds automatically allocated to Medicare providers under the Coronavirus Aid, Relief and Economic Security Act (CARES Act) from the U.S. Department of Health and Human Services (HHS).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
(in thousands)
Adjusted EBITDA
Net loss	$(20,618)	$(6,430)	$(67,138)	$(31,292)
Interest income(1)	(2,275)	(17)	(3,968)	(68)
Interest expense	4	1	17	1
Income tax expense (benefit)	57	(8,725)	(1,766)	(8,720)
Depreciation and amortization expense	2,841	1,451	10,543	3,407
Stock-based compensation expense	9,923	6,851	36,321	21,740
Change in fair value of contingent consideration	(300)	—	(18,287)	—
Acquisition related transaction costs	—	—	1,711	—
Adjusted EBITDA (Non-GAAP)	$(10,368)	$(6,869)	$(42,567)	$(14,932)

1.    Beginning in the fourth quarter of 2022, we began excluding interest income from the calculation of Adjusted EBITDA. Prior periods presented herein have been recast to conform to the current period presentation.